Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                         TO BE USED IN CONNECTION WITH
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OUTSTANDING SHARES
                                OF COMMON STOCK
                                       OF
                           COMMUNICATION CABLE, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if the certificates for the undersigned's shares of common stock (the "Shares") of Communication Cable, Inc. (the "Company") are not
immediately available or time will not permit the undersigned to deliver the
Shares and all other required documents to the Depositary prior to the
Expiration Date (as such terms are defined in the Offer to Purchase dated
November 29, 1995 of Kuhlman Acquisition Corp. (the "Offer to Purchase")). Such
form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See "Procedure for Accepting the Offer
and Tendering Shares" in the Offer to Purchase. Capitalized terms used herein without definitions have the meanings given such terms in the Offer to Purchase.
                                The Depositary:
                        HARRIS TRUST COMPANY OF NEW YORK
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
                BY MAIL:                                BY COURIER:                                 BY HAND:
          Wall Street Station                         77 Water Street                            Receive Window
             P.O. Box 1023                               4th Floor                        77 Water Street, Fifth Floor
     New York, New York 10268-1023                New York, New York 10005                  New York, New York 10005

                                 BY FACSIMILE:
                                 (212) 701-7636
                                 (212) 701-7637
                       CONFIRM FACSIMILE BY TELEPHONE TO:
                                 (212) 701-7623
     DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA TELEGRAM, TELEX, FACSIMILE OR MAIL OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
                     THE GUARANTEE BELOW MUST BE COMPLETED.


                 READ INSTRUCTIONS CAREFULLY BEFORE COMPLETING
LADIES AND GENTLEMEN:
     The undersigned hereby tenders to Kuhlman Acquisition Corp. (the
"Purchaser"), upon the terms and subject to the conditions of the Offer as set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby
acknowledged,                Shares pursuant to the guaranteed delivery
procedures set forth under the caption "Procedure for Accepting the Offer and
Tendering Shares" in the Offer to Purchase.
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
               CERTIFICATE NO(S). FOR SHARES                         SIGN HERE
                       (if available)
                                                              Signature(s) of Holder(s)
                     Account Number                           Name(s) of Record Holder(s)
If shares will be tendered by book-entry transfer:            (Please Print or Type)
Name of Tendering Institution:
                                                              Number and Street or P.O. Box
Account No.                                     at            City                   State            Zip Code
(check appropriate box below)
[  ] The Depository Trust Company                             Area Code and Telephone Number
[  ] Midwest Securities Trust Company
[  ] Philadelphia Depository Trust Company                    Social Security or Taxpayer Identification No.
                                                              Date:                                      , 199

                                   GUARANTEE
                   (Not to be used for Signature Guarantees)
      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, guarantees delivery to the Depositary of certificates for the Shares tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase under the heading "Procedure for Accepting the Offer and Tendering Shares"), together with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, all within three NASDAQ National Market System trading days after the date hereof.
 Printed Firm Name:
 Address:
                 City               State               Zip Code
 Area Code and Telephone Number:
 Authorized Signature:
 Title:
 Dated:                                  , 199
                                  INSTRUCTIONS
     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Depositary at its address set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Depositary is at the election and risk of the holder, but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Depositary. If such delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Offer to Purchase under the caption "Procedure for Accepting the Offer and Tendering Shares." In all cases, sufficient time should be allowed to assure timely delivery to the Depositary before the Expiration Date. No Notice of Guaranteed Delivery should be sent to the Company.
     2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Shares referred to herein, the signature must correspond with the name(s) as written on the certificates of the Shares without alteration, enlargement or any change whatsoever.
     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Shares listed, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers signed as the name of the registered holder(s) appear(s) on the certificate of the Shares without alteration, enlargement or any change whatsoever.
     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Purchaser, evidence satisfactory to the Purchaser of their authority so to act must be submitted with the Notice of Guaranteed Delivery.
     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Offer or the procedure for tendering, as well as requests for assistance or for additional copies of the Offer to Purchase and the Letter of Transmittal, may be directed to Georgeson & Company Inc., as Information Agent, at the address set forth in the Offer to Purchase.